Exhibit 16

August 15, 2008

Securities and Exchange Commission

Station Place

100 F Street, NE

Washington, DC 20549

Commissioners:

We have read United Security Bancshares, Inc.’s statements included under Item 4.01 of its Form 8-K filed on August 15, 2008 and we agree with such statements concerning our firm.

Sincerely,

/s/ Mauldin & Jenkins, LLC
Mauldin & Jenkins, LLC